EXHIBIT 11
                          Omitted Financial Statements


                          AMERITAS LIFE INSURANCE CORP.

                    STATUTORY FINANCIAL STATEMENTS AS OF AND
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005,
                 SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 2006
                        AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Ameritas Life Insurance Corp.
Lincoln, Nebraska

We have audited the accompanying statutory statements of admitted assets, liabilities and surplus of Ameritas Life Insurance Corp. (the Company), a wholly owned subsidiary of Ameritas Holding Company, as of December 31, 2006 and 2005, and the related statutory statements of operations, changes in surplus, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described more fully in Note 1 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America are described in Note 19.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of Ameritas Life Insurance Corp. as of December 31, 2006 and 2005, or the results of its operations or its cash flows for the years then ended.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and surplus of Ameritas Life Insurance Corp. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, on the basis of accounting described in Note 1.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
March 6, 2007

                                           AMERITAS LIFE INSURANCE CORP.
                                     STATUTORY STATEMENTS OF ADMITTED ASSETS,
                                              LIABILITIES AND SURPLUS
                                                  (in thousands)

                                                                                           December 31
                                                                              --------------------------------------
                               ADMITTED ASSETS                                      2006                2005
                                                                              ------------------ -------------------
    Bonds                                                                      $     1,222,225    $     1,167,300
    Preferred stocks   - unaffiliated                                                    7,948              5,690
                       - affiliated                                                     20,000             22,500
    Common stocks      - unaffiliated                                                  203,847            178,043
                       - affiliated                                                    190,932            168,528
    Mortgage loans                                                                     329,434            317,531
    Real estate  - properties occupied by the company                                   28,500             29,444
                 - properties held for the production of income                         37,910             38,479
                 - properties held for sale                                             10,229                  -
    Cash and cash equivalents                                                           10,603             20,579
    Short-term investments    - unaffiliated                                            17,601             11,170
                              - affiliated                                                   -              8,600
    Loans on insurance contracts                                                        57,737             60,082
    Partnerships and limited liability companies - real estate                          18,231             28,988
    Partnerships  - joint ventures                                                      63,367             55,542
    Other investments                                                                      962                752
    Receivable for securities                                                            4,593                  -
                                                                              ------------------ -------------------

                  Total Cash and Invested Assets                                     2,224,119          2,113,228
                                                                              ------------------ -------------------

    Accrued investment income                                                           19,361             18,246
    Deferred and uncollected premiums                                                   22,883             27,507
    Current federal income taxes receivable - affiliates                                     -              5,858
    Deferred tax asset                                                                  11,431             11,171
    Accounts receivable - affiliates                                                     9,062              7,292
    Data processing and other admitted assets                                            6,659              5,872
    Separate accounts                                                                1,273,171            886,986
                                                                              ------------------ -------------------

                      Total Admitted Assets                                    $     3,566,686    $     3,076,160
                                                                              ================== ===================



The accompanying notes are an integral part of these statutory financial statements.

                                       2

                                           AMERITAS LIFE INSURANCE CORP.
                                     STATUTORY STATEMENTS OF ADMITTED ASSETS,
                                             LIABILITIES AND SURPLUS
                                         (in thousands, except share data)

                                                                                           December 31
                                                                              --------------------------------------
                           LIABILITIES AND SURPLUS                                  2006                2005
                                                                              ------------------ -------------------

Policy reserves                                                                $       746,988    $       763,506
Deposit-type funds                                                                     516,048            497,207
Reserves for unpaid claims                                                              34,374             32,264
Dividends payable to policyowners                                                       10,260             10,479
Interest maintenance reserve                                                             2,482              2,736
Current federal income taxes payable - affiliates                                        2,417                  -
Asset valuation reserve                                                                 60,281             68,064
Accounts payable - affiliates                                                              236                 49
Borrowed money - affiliates (Note 5)                                                    27,466                  -
Payable for securities                                                                     385                  -
Other liabilities                                                                       78,342             57,238
Separate accounts                                                                    1,273,171            886,986
                                                                              ------------------ -------------------

                  Total Liabilities                                                  2,752,450          2,318,529
                                                                              ------------------ -------------------

Common stock, par value $0.10 per share; 25,000,000 shares authorized, issued
  and outstanding                                                                        2,500              2,500
Additional paid-in capital                                                               5,000              5,000
Unassigned surplus                                                                     806,736            750,131
                                                                              ------------------ -------------------

                  Total Surplus                                                        814,236            757,631
                                                                              ------------------ -------------------
                      Total Liabilities and Surplus                            $     3,566,686    $     3,076,160
                                                                              ================== ===================





The accompanying notes are an integral part of these statutory financial statements.


                                       3

                                           AMERITAS LIFE INSURANCE CORP.
                                        STATUTORY STATEMENTS OF OPERATIONS
                                                  (in thousands)

                                                                                     Years Ended December 31
                                                                              --------------------------------------
                                                                                    2006                2005
                                                                              ------------------ -------------------
INCOME
Premium income                                                                 $       733,871    $       521,276
Net investment income                                                                  113,004            116,812
Miscellaneous income                                                                    20,382             30,605
                                                                              ------------------ -------------------
                  Total income                                                         867,257            668,693
                                                                              ------------------ -------------------


EXPENSES
Benefits to policyowners                                                               445,255            397,303
Change in policy reserves                                                              202,572             31,535
Commissions                                                                             47,959             49,318
General insurance expenses                                                              94,252            112,494
Taxes, licenses and fees                                                                12,873             12,187
                                                                              ------------------ -------------------
                  Total expenses                                                       802,911            602,837
                                                                              ------------------ -------------------

Income before dividends, federal income taxes, and
   realized capital gains                                                               64,346             65,856

Dividends appropriated for policyowners                                                 10,202             10,479
                                                                              ------------------ -------------------
Income before federal income taxes and
   realized capital gains                                                               54,144             55,377

Federal income tax expense                                                              18,107             15,505
                                                                              ------------------ -------------------
Income from operations before realized capital gains                                    36,037             39,872

Realized capital gains on investments, net of tax expense of
   $12,626 and $6,077 and transfers to(from) the interest maintenance
   reserve of ($71) and $1,300 in 2006 and 2005, respectively                           18,177             12,818
                                                                              ------------------ -------------------

Net income                                                                     $        54,214    $        52,690
                                                                              ================== ===================



The accompanying notes are an integral part of these statutory financial statements.

                          AMERITAS LIFE INSURANCE CORP.
                   STATUTORY STATEMENTS OF CHANGES IN SURPLUS
                 FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
                                 (in thousands)

                                                                                               Additional
                                                                            Common Stock        Paid-in   Unassigned      Total
                                                                        Shares       Amount     Capital     Surplus      Surplus
                                                                     ------------- ----------- ---------- ----------- -------------
BALANCE, January 1, 2005                                                   25,000  $    2,500  $   5,000  $  696,276  $   703,776

     Net income                                                                 -           -          -      52,690       52,690
     Change in net unrealized gains on investments,                             -           -          -      24,696       24,696
       net of taxes
     Change in net deferred income taxes                                        -           -          -      (1,437)      (1,437)
     Change in non-admitted assets                                              -           -          -      (4,491)      (4,491)
     Cumulative effect of change in accounting principle (Note 1)               -           -          -        (831)        (831)
     Change in asset valuation reserve                                          -           -          -     (16,772)     (16,772)
                                                                     ------------- ----------- ---------- ----------- -------------

BALANCE, December 31, 2005                                                 25,000  $    2,500  $   5,000  $  750,131  $   757,631

     Net income                                                                 -           -          -      54,214       54,214
     Change in net unrealized gains on investments, net of taxes                -           -          -      (7,529)      (7,529)
     Change in net deferred income taxes                                        -           -          -       2,868        2,868
     Change in non-admitted assets                                              -           -          -          58           58
     Cumulative effect of change in accounting principle (Note 1)               -           -          -        (676)        (676)
     Change in asset valuation reserve                                          -           -          -       7,670        7,670
                                                                     ------------- ----------- ---------- ----------- -------------

BALANCE, December 31, 2006                                                 25,000  $    2,500  $   5,000  $  806,736  $   814,236
                                                                     ============= =========== ========== =========== =============


The accompanying notes are an integral part of these statutory financial statements.

                                           AMERITAS LIFE INSURANCE CORP.
                                        STATUTORY STATEMENTS OF CASH FLOWS
                                                   (in thousands)

                                                                                     Years Ended December 31
                                                                              --------------------------------------
 OPERATING ACTIVITIES                                                               2006                2005
                                                                              ------------------ -------------------
 Premium collected net of reinsurance                                          $       734,992    $       518,067
 Net investment income received                                                        114,230            120,507
 Miscellaneous income                                                                   32,321             40,662
 Benefits paid to policyowners                                                        (418,690)          (370,721)
 Net transfers to separate accounts                                                   (258,199)           (81,723)
 Commissions, expenses and taxes paid                                                 (164,039)          (186,839)
 Dividends paid to policyowners                                                        (10,393)           (10,532)
 Federal income taxes paid                                                             (22,523)           (25,892)
                                                                              ------------------ -------------------
      Net cash from operating activities                                                 7,699              3,529
                                                                              ------------------ -------------------

 INVESTING ACTIVITIES
 Proceeds from investments sold, matured or repaid                                     383,096            363,461
 Cost of investments acquired                                                         (441,589)          (428,794)
 Net change in loans on insurance contracts                                              2,695             (2,445)
                                                                              ------------------ -------------------
      Net cash from investing activities                                               (55,798)           (67,778)
                                                                              ------------------ -------------------

 FINANCING AND MISCELLANEOUS ACTIVITIES
 Payments on borrowed funds                                                             (2,485)                 -
 Change in deposit-type funds without life contingencies                                39,199             55,450
 Other miscellaneous, net                                                                 (760)             2,067
                                                                              ------------------ -------------------
      Net cash from financing and miscellaneous activities                              35,954             57,517
                                                                              ------------------ -------------------

 NET DECREASE IN CASH AND CASH
   EQUIVALENTS AND SHORT-TERM INVESTMENTS                                              (12,145)            (6,732)

 CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS - BEGINNING OF YEAR               40,349             47,081
                                                                              ------------------ -------------------

 CASH AND CASH EQUIVALENTS AND SHORT- TERM INVESTMENTS - END OF YEAR           $        28,204    $        40,349
                                                                              ================== ===================

Non-cash transactions:
  Deferred gain on sale of other invested assets                               $             -    $         2,067
  Proceeds on real estate partnerships dissolved and converted                 $             -    $         5,793
  Acquisition cost on partnerships converted to direct real estate             $             -    $         5,796
  Note payable to affiliate on subsidiary stock redemption (Note 1)            $        29,825    $             -
  Mortgage loan foreclosed and transferred to real estate                      $           595    $             -
  Mortgage loan from a real estate partnership basis adjustment
    due to refinance                                                           $         4,400    $             -
  Common stock adjustments on dissolution of affiliate                         $        45,987    $             -



 The accompanying notes are an integral part of these statutory financial statements.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)

1.  Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations
Ameritas Life Insurance Corp. (the Company), a stock life insurance company domiciled in the state of Nebraska, is a wholly owned subsidiary of Ameritas Holding Company (AHC), which is a wholly owned subsidiary of UNIFI Mutual Holding Company (UNIFI).

Effective January 1, 2006, Ameritas Acacia Mutual Holding Company (AAMHC) and Union Central Mutual Holding Company (UCMHC) merged to form UNIFI in a business combination accounted for as a pooling of interests. In a concurrent event, The Union Central Life Insurance Company (UCL) was converted from an Ohio mutual life insurance company to an Ohio stock life insurance company, wholly owned by the newly formed UCMHC. Also in a concurrent event, the capital stock of Union Central was contributed to UNIFI's wholly-owned holding company, AHC. AHC owns three stock life insurance companies, the Company, Acacia Life Insurance Company (Acacia Life) and UCL.

UNIFI is a mutual insurance holding company. Owners of designated policies issued by the Company have a membership interest in UNIFI, while contractual rights remain with the Company.

The Company owns 100% of First Ameritas Life Insurance Corp. of New York (FALIC), a New York domiciled life insurance subsidiary, Ameritas Variable Life Insurance Company (AVLIC), a Nebraska domiciled life insurance subsidiary, Ameritas Investment Advisors, Inc., an advisor providing investment management services; and Pathmark Administrators Inc., a third-party administrator. Ameritas owns 80% of Ameritas Investment Corp. (AIC), a broker dealer, and the remaining 20% ownership is with Centralife Annuities Services, Inc., a wholly owned subsidiary of AmerUs Life Insurance Company (AmerUs).

Effective September 1, 2006, AMAL Corporation (AMAL) repurchased its outstanding shares of stock from Acacia Life and Acacia Financial Corporation (AFCO) and issued two notes payable. On this date, AMAL became a wholly owned subsidiary of the Company. Effective September 30, 2006 AMAL was dissolved into its parent, the Company. Prior to September 1, 2006, the Company owned 85.77% of AMAL, which wholly owned AVLIC, The Advisors Group, Inc. (TAG), a former broker dealer (dissolved as of December 29, 2006), and a 66.41% interest in Ameritas Investment Corp. (AIC), a broker dealer. Prior to September 26, 2005, the Company owned 52.41% of AMAL.

Acacia Life is an insurance company domiciled in the District of Columbia. Acacia Life is a 100% owner of AFCO, which is a holding company comprised of several financial service companies. Principal subsidiaries of AFCO include:
Calvert Group Ltd. (Calvert), a provider of investment advisory, management and administrative services to The Calvert Group of mutual funds; Acacia Federal Savings Bank (AFSB), a federally chartered savings bank; and Acacia Realty Corporation, owner of real estate properties.

UCL is an insurance company domiciled in the state of Ohio. UCL's wholly owned subsidiaries include Summit Investment Partners, Inc., an investment advisor; Carillon Investments, Inc., (prior to June 30, 2006) a broker-dealer (now merged with AIC); PRBA, Inc., the holding company of a pension administration company; Summit Investment Partners, LLC, an investment advisor and Union Central Mortgage Funding, Inc, a mortgage banking business.

The Company's insurance operations consist of life and health insurance, annuity, group pension, and retirement contracts. The Company and its subsidiaries operate in all 50 states and the District of Columbia.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


1.   Nature of Operations and Summary of Significant Accounting Policies
(continued)

Basis of Presentation
The Company's statutory financial statements are presented on the basis of accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska.

Accounting practices and procedures of the National Association of Insurance Commissioners ("NAIC") as prescribed or permitted by the Insurance Department of the State of Nebraska comprise a comprehensive basis of accounting ("NAIC SAP") other than accounting principles generally accepted in the United States of America ("GAAP"). The more significant differences are as follows:

     (a) Investments in bonds are generally carried at amortized cost, while under GAAP, they are carried at either amortized cost or fair value based on their classification according to the Company's ability and intent to hold or trade the securities;

     (b) Investments in common stocks are valued as prescribed by the Securities Valuation Office ("SVO") of the NAIC, while under GAAP, common stocks are reported at fair value;

     (c) Investments in preferred stocks are carried at cost if the NAIC designation is RP3 and P3 or above. Preferred stocks with NAIC designations of RP4 and P4 or below are carried at the lower of cost or fair value. Under GAAP, preferred stocks are carried at amortized cost or fair value depending upon the characteristics of the security.

     (d) Subsidiaries are included as common stock carried under the equity method, with the equity in net income of subsidiaries credited directly to the Company's unassigned surplus for NAIC SAP, while GAAP requires either consolidation or the equity interest in net income of subsidiaries to be credited to the income statement;

     (e) Investments in limited partnerships, limited liability companies and joint venture investments are accounted for on the GAAP equity method, while under GAAP, such investments are accounted for at cost or the equity method depending upon ownership percentage and control;

     (f) Acquisition costs, such as commissions and other costs related to acquiring new business, are expensed as incurred, while under GAAP, they are deferred and amortized to income as premiums are earned or in relation to estimated gross profits;

     (g) NAIC SAP requires an amount be recorded for deferred taxes, however, there are limitations as to the amount of deferred tax assets that may be reported as "admitted assets"; and a federal income tax provision is required on a current basis for the statutory statements of operations;

     (h) Statutory policy reserves are based on mortality and interest assumptions prescribed or permitted by state statutes, without consideration of withdrawals. Statutory policy reserves generally differ from policy reserves under GAAP, which are based on the Company's estimates of mortality, interest and withdrawals;

     (i) Asset valuation reserves ("AVR") and interest maintenance reserves ("IMR") are established only in the statutory financial statements;

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Basis of Presentation, (continued)
     (j) Assets are reported under NAIC SAP at "admitted-asset" value and "non-admitted" assets are excluded through a charge against unassigned surplus, while under GAAP, "non-admitted assets" are reinstated to the balance sheet, net of any valuation allowance;

     (k) Premium receipts and benefits on universal life-type contracts are recorded as income and expense for statutory purposes. Under GAAP, revenues on universal life-type contracts are comprised of contract charges and fees which are recognized when assessed against the policyowner account balance. Additionally, premium receipts on universal life-type contracts are considered deposits and are recorded as interest-bearing liabilities while benefits are recognized as expenses in excess of the policyowner account balance;

     (l) Reinsurance recoverables on unpaid losses are reported as a reduction of policy reserves, while under GAAP, they are reported as an asset; and

     (m) Comprehensive income and its components are not presented in the statutory financial statements.

Use of Estimates
The preparation of financial statements in accordance with statutory accounting practices requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ significantly from those estimates. Material estimates susceptible to significant change include reserves and income taxes.

Cash Equivalents
The Company considers all highly liquid securities purchased with an original maturity of three months or less to be cash equivalents.

Investments
Investments are reported according to valuation procedures prescribed by the NAIC. Bonds not backed by other loans are generally stated at amortized cost using the interest method, except for those with an NAIC designation of 6, which are stated at the lower of amortized cost or fair value.

Mortgage and asset backed securities are stated at either amortized cost or the lower of amortized cost or fair value. Premiums and discounts on mortgage and asset backed bonds and structured securities are amortized using the retrospective method based on anticipated prepayments at the date of purchase. Prepayment assumptions are obtained from broker dealer survey values or internal estimates. Changes in estimated cash flows from the original purchase assumptions are accounted for using the retrospective method.

Preferred stocks are stated at cost as the NAIC designation is RP3 and P3 or above.

Common stocks are generally carried at NAIC fair value. The change in the stated value is generally recorded as a change in net unrealized losses on investments, a component of unassigned surplus.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Investments, (continued)
The Company carries subsidiaries as follows: FALIC and AVLIC at audited statutory equity, Pathmark and AIC at audited GAAP equity, AMAL at audited GAAP equity with statutory adjustments (2005 only), and AIA as non-admitted unaudited GAAP equity.

Mortgage loans are stated at aggregate carrying value less accrued interest. The Company records a reserve for losses on mortgage loans as part of the asset valuation reserve.

Investments in real estate are stated at the lower of depreciated cost or fair value less encumbrances. The intent to sell a property exists when management has committed to a plan to dispose of the property by sale to an outside party.

Short-term investments include all investments whose maturities, at the time of acquisition, are one year or less and are stated at amortized cost, which approximates fair value.

Loans on insurance contracts are carried at the unpaid principal balances. If the unpaid balance of the loan exceeds the policy reserves, the excess is considered a non-admitted asset.

Investments in real estate partnerships, limited liability companies and joint ventures are carried based on the underlying GAAP equity of the investee with unrealized gains and losses reflected in unassigned surplus. Other than temporary impairments of $670 and $276 were recorded as realized losses during 2006 and 2005, respectively.

Other investments are primarily low-income housing tax credits carried under the amortized cost method in 2006. In 2005, prior to the change in accounting principle, these other investments were carried under the equity method.

Derivative instruments are stated at fair value. The Company has issued covered call options outstanding with a fair value of $24 at December 31, 2006 and 2005. The purpose of these options is for income generation and not as a hedging activity.

Investment income consists primarily of interest and dividends. Interest is recognized on an accrual basis and dividends are recorded as earned at the ex-dividend date. Interest income on mortgage-backed and asset-backed securities is determined on the effective yield method based on estimated principal repayments. Accrual of income is suspended for bonds and mortgage loans that are in default or when the receipt of interest payments is in doubt. Realized capital gains and losses are determined on a specific identification basis and recorded in operations.

Accrued interest more than 180 days past due deemed collectible on mortgage loans in default is non-admitted. All other investment income due and accrued with amounts over 90 days past due is non-admitted. No amount was excluded from unassigned surplus at December 31, 2006 and 2005.

Property
Property and equipment are carried at cost less accumulated depreciation. The Company provides for depreciation of property and equipment using straight-line and accelerated methods over the estimated useful lives of the assets. Buildings are generally depreciated over forty years. Furniture and fixtures are generally depreciated over three to ten years. Depreciation expense was $3,758 and $3,648 for the years ended December 31, 2006 and 2005 respectively.

Maintenance and repairs are charged to expense as incurred.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

EDP Equipment and Software
Electronic data processing ("EDP") equipment and operating and nonoperating software are carried at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method over the lesser of the estimated useful life of the related asset or three years for EDP equipment and operating system software. Depreciation expense for nonoperating system software is computed using the straight-line method over the lesser of its estimated useful life or five years.

Costs incurred for the development of internal use software are capitalized and amortized using the straight-line method over the lesser of the useful lives of the assets or three years.

Non-Admitted Assets
Certain assets, primarily a portion of deferred tax assets, receivable related to prepaid pension assets, furniture and equipment, and nonoperating system software are designated as non-admitted under statutory reporting requirements. These assets are excluded from the statutory statements of admitted assets, liabilities and surplus by adjustments to unassigned surplus. Total non-admitted assets were $35,483 and $35,541 as of December 31, 2006 and 2005, respectively.

Premiums and Related Commissions
Life premiums are recognized as income over the premium paying period of the related policies. Annuity considerations are recognized as income when received. Health premiums are earned ratably over the terms of the related insurance and reinsurance contracts or policies. Consideration received on deposit-type funds, which do not contain any life contingencies, is recorded directly to the related liability.

Expenses incurred in connection with acquiring new insurance business, including acquisition costs such as sales commissions, are charged to operations as incurred.

Policy Reserves and Deposit-type Funds
Life policy reserves provide amounts adequate to discharge estimated future obligations in excess of estimated future premiums on policies in force. Reserves for traditional and flexible premium insurance are computed principally by using the Commissioners' Reserve Valuation Method ("CRVM") or the Net Level Premium Method with assumed interest rates and mortality as prescribed by regulatory authorities. Reserves for annuities and deposit administration contracts are calculated using the Commissioners' Annuity Reserve Valuation Method ("CARVM") with appropriate statutory interest and mortality assumptions. Policy reserves include the estimated future obligations for the fixed account options selected by variable life and annuity policyowners; obligations related to variable account options are in the separate accounts. Tabular interest, tabular less actual reserves released and tabular cost for all life contracts are determined based upon statutory regulations. Other policy reserves are established and maintained on the basis of published mortality tables using assumed interest rates and valuation methods as prescribed by the Insurance Department of the State of Nebraska.

Reserves for deposit-type funds are equal to deposits received and interest credited to the benefit of policyowners, less withdrawals that represent a return to the policyowner. For the determination of tabular interest to deposit-type funds, the valuation interest rate, which varies by issue year, is multiplied by the average funds in force during the year subject to such valuation interest rate.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Reserves for Unpaid Claims
The reserves for unpaid group dental and vision claims are estimated using historic claim lags, and then adjusted upward or downward based on the current level of pended/unprocessed claims relative to the historic level of pended/unprocessed claims during the time period used in generating the claim lag factors. The reserves for unpaid claims for group dental and vision insurance includes claims in course of settlement and incurred but not reported claims. Claim adjustment expenses corresponding to the unpaid claims are accounted for by adding an additional load to the reserve for unpaid claims. To the extent the ultimate liability differs from the amounts recorded, such differences are reflected in operations when additional information becomes known.

Reserves for unpaid life claims include claims reported and unpaid and claims not yet reported, which is estimated based upon historical experience. As such amounts are necessarily estimates, the ultimate liability will differ from the amount recorded and will be reflected in operations when additional information becomes known.

Dividends to Policyowners
A portion of the Company's business has been issued on a participating basis. The amount of insurance in force on individual life participating policies was $4,603,861 or 37.0% and $5,240,193 or 41.6% of the total individual life policies in force as of December 31, 2006 and 2005, respectively. The Company distributed dividends in the amount of $10,421 and $10,533 to policyowners and did not allocate any additional income to such policyowners for the years ended December 31, 2006 and 2005, respectively.

Asset Valuation and Interest Maintenance Reserves
The AVR is a required appropriation of unassigned surplus to provide for possible losses that may occur on certain investments of the Company. The reserve is computed based on holdings of all investments and realized and unrealized gains and losses, other than those resulting from interest rate changes. Changes in the reserve are charged or credited to unassigned surplus.

The IMR is calculated based on the prescribed methods developed by the NAIC. Realized gains and losses, net of tax, resulting from interest rate changes on fixed income investments are deferred and credited to this reserve. These gains and losses are then amortized into investment income over what would have been the remaining years to maturity of the underlying investment. Amortization included in net investment income was $182 and $72 for 2006 and 2005, respectively.

Income Taxes
The Company files a life/non-life consolidated tax return with UNIFI and UNIFI includible affiliates and is party to a federal income tax allocation agreement. The Company's income tax allocation is based upon a written agreement which generally specifies separate income tax return calculations with current credit for net operating losses and/or credits which are used to reduce the portion of the consolidated income tax liability.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Income Taxes, (continued)
The Company is subject to tax-related audits in the normal course of operations. The Company records a contingency for these tax-related matters when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company reviews its loss contingencies on an ongoing basis to ensure that the Company has appropriate reserves recorded on the statutory statements of admitted assets, liabilities and surplus. These reserves are based on judgment made by management with respect to the likely outcome of these matters. The Company's judgment could change based on new information, Internal Revenue Service examinations and changes in laws or regulations.

The statute of limitations, generally, is closed for the Company through December 31, 2002. In 2006, the Internal Revenue Service started an examination for the federal income tax returns of the Company and Acacia Life and their affiliates for the tax years of 2004 and 2003.

Separate Accounts
The Company issues variable annuities, variable life contracts, and experience-rated group annuities, the assets and liabilities of which are legally segregated and recorded in the accompanying statutory statements of admitted assets, liabilities and surplus as assets and liabilities of the separate accounts. Absent any contract provision wherein the Company guarantees either a minimum return or account value upon death or annuitization, the net investment experience of the separate account is credited directly to the policyowner and can be positive or negative. Mortality, policy administration and surrender charges to all separate accounts are included in miscellaneous income in the statutory statements of operations.

The assets of separate accounts relating to variable annuity and variable life contracts are carried at fair value and consist primarily of mutual funds held for the benefit of policyowners. Deposits received from, and benefits paid, to separate account policyowners which were invested in the fixed account are recorded as an increase in, or a direct charge to, policy reserves. Investment income and realized and unrealized capital gains and losses related to the assets which support the variable annuity and variable life contracts are not reflected in the Company's statutory statements of operations.

Certain other separate accounts relate to experience-rated group annuity contracts that fund defined contribution pension plans. These contracts provide guaranteed interest returns for one-year only, where the guaranteed interest rate is re-established each year based on the investment experience of the separate account. In no event can the interest rate be less than zero. There are guarantees of principal and interest for the purposes of plan participant transactions (e.g., participant-directed withdrawals and fund transfers done at account value). The assets and liabilities of these separate accounts are carried at account value.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Fair Values of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

         Bonds and Preferred Stocks - The fair values for bonds and preferred stocks are based on quoted market prices, where available. For bonds and preferred stocks not actively traded, fair values are estimated using values obtained from independent pricing services and based on expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments. The fair values of mortgage and asset backed securities are estimated using values obtained from independent pricing services and based on expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the investments.

         Common Stocks - For publicly traded securities, fair value is determined using prices published by the NAIC Securities Valuation Office. Stocks in affiliates are carried on the equity method and, therefore, are not included as part of the fair value disclosure.

         Mortgage Loans - The fair values for mortgage loans are estimated using discounted cash flow calculations which are based on interest rates currently being offered for similar loans to borrowers with similar credit ratings, credit quality, and maturity of the investments. Loans that exceed 100% loan-to-value are valued at the estimated fair value of the underlying collateral.

         Cash and Cash Equivalents, Short-term Investments, Other Investments, and Accrued Investment Income - The carrying amounts for these instruments approximate their fair values due to the short maturity of these investments, except when an instrument becomes other than temporarily impaired and a new cost basis has been recognized. The fair value for these instruments becomes their new cost basis.

         Loans on Insurance Contracts - The carrying amounts approximate fair value.

         Deposit-Type Funds - Deposit-type funds with a fixed maturity are valued at discounted present value using market interest rates. Deposit-type funds which do not have fixed maturities are carried at the amount payable on demand at the reporting date.

         Borrowed money - The fair value is estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

         Separate Account Assets and Liabilities - The fair values of separate account assets are based upon quoted market prices. Separate account liabilities are carried at the fair value of the underlying assets.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



1. Nature of Operations and Summary of Significant Accounting Policies, (continued)

Vulnerability due to Certain Concentrations
The Company operates in a business environment which is subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, interest rate risk, market risk, credit risk and legal and regulatory changes. Federal legislation has allowed banks and other financial organizations to have greater participation in securities and insurance businesses. This legislation may present an increased level of competition for sales of the Company's products. Furthermore, the market for deferred annuities and interest-sensitive life insurance is enhanced by the tax incentives available under current law. Any legislative changes that lessen these incentives are likely to negatively impact the demand for these products. The demand for life insurance products that are used to address a customer's estate planning needs may be impacted to the extent any legislative changes occur to the current estate tax laws.

Reclassifications
Certain items on the prior year financial statements have been reclassified to conform to current year presentation. Such reclassifications were not material, either individually or in the aggregate.

Accounting Pronouncements
ACCOUNTING FOR LOW INCOME HOUSING TAX CREDIT PROPERTY INVESTMENTS, STATEMENT OF STATUTORY ACCOUNTING PRINCIPLE NO. 93
Effective January 1, 2006, the Company adopted SSAP No. 93, "Accounting for Low Income Housing Tax Credit Property Investments". This statement establishes the valuation method for recording investments in low income housing tax credit properties. As a result, the cumulative effect of the change in accounting principle from implementing SSAP No. 93 was a reduction in unassigned surplus of $676 which was comprised of a reduction to other investments of $788 and a reduction to the AVR beginning balance of $112. The Company has up to 9 remaining years of unexpired tax credits and is required to hold these investments for up to 13 years. The prior period has not been restated as it was not permitted by SSAP No. 93.

INVESTMENTS IN SUBSIDIARY, CONTROLLED, AND AFFILIATED ENTITIES, STATEMENT OF STATUTORY ACCOUNTING PRINCIPLE NO. 88
Effective January 1, 2005, the Company adopted SSAP No. 88, "Investments in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 46". SSAP No. 88 addresses the valuation of subsidiary, controlled, and affiliated entities. As a result, the cumulative effect of the change in accounting principle from implementing SSAP No. 88 was a reduction in unassigned surplus of $831.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



2.  Investments

Bonds

The table below provides additional information relating to bonds held at December 31, 2006:

                                                                        Gross           Gross
                                                 Book/Adjusted       Unrealized       Unrealized
                                                 Carrying Value         Gains           Losses        Fair Value
--------------------------------------------------------------------------------------------------------------------
Bonds:
U.S. Governments                             $          164,825  $        3,634  $        2,326 $          166,133
All Other Governments                                     2,239              40               -              2,279
Special Revenue & Special Assessment
  Obligations and all Non-Guaranteed
  Obligations of Agencies and Authorities
  of Governments and Their Political
  Subdivisions                                          168,988             237           3,668            165,557
Public Utilities (Unaffiliated)                          79,405           1,680           1,269             79,816
Industrial & Miscellaneous (Unaffiliated)               806,768          19,288           8,881            817,175
--------------------------------------------------------------------------------------------------------------------
Total Bonds                                  $        1,222,225  $       24,879  $       16,144 $        1,230,960
====================================================================================================================

The table below provides additional information relating to bonds held at December 31, 2005:

                                                                        Gross           Gross
                                                 Book/Adjusted       Unrealized       Unrealized
                                                 Carrying Value         Gains           Losses        Fair Value
--------------------------------------------------------------------------------------------------------------------
Bonds:
U.S. Governments                             $          177,184  $        5,067  $        1,609 $          180,642
All Other Governments                                     3,027             100               -              3,127
Special Revenue & Special Assessment
  Obligations and all Non-Guaranteed
  Obligations of Agencies and Authorities
  of Governments and Their Political
  Subdivisions                                          180,159             735           2,646            178,248
Public Utilities (Unaffiliated)                          86,212           2,822             545             88,489
Industrial & Miscellaneous (Unaffiliated)               720,718          25,880           6,619            739,979
--------------------------------------------------------------------------------------------------------------------
Total Bonds                                  $        1,167,300  $       34,604  $       11,419 $        1,190,485
====================================================================================================================

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



2.  Investments

Bonds and Stocks
An aging of unrealized losses on the Company's investments in bonds, preferred stocks - unaffiliated and common stocks - unaffiliated were as follows:

                                                                    December 31, 2006
                                       -----------------------------------------------------------------------------
                                         Less than 12 months        12 months or more               Total
                                       ------------------------- ------------------------- -------------------------
                                          Fair      Unrealized       Fair     Unrealized       Fair     Unrealized
                                          Value       Losses         Value      Losses         Value      Losses
--------------------------------------------------------------------------------------------------------------------
Bonds:
U.S. Governments                        $    33,065 $       265   $    69,070 $     2,061   $   102,135 $     2,326
Special Revenue & Special Assessment
  Obligations and all Non-Guaranteed
  Obligations of Agencies and
  Authorities of Governments and Their
  Political Subdivisions                     31,737         253       119,017       3,415       150,754       3,668
Public Utilities (Unaffiliated)              20,234         284        25,210         985        45,444       1,269
Industrial & Miscellaneous
  (Unaffiliated)                            108,421       1,065       237,182       7,816       345,603       8,881
--------------------------------------------------------------------------------------------------------------------
Total Bonds                                 193,457       1,867       450,479      14,277       643,936      16,144
--------------------------------------------------------------------------------------------------------------------
Preferred Stocks (Unaffiliated)                   -           -         1,566          58         1,566          58
Common Stocks (Unaffiliated)                 16,611         768             -           -        16,611         768
--------------------------------------------------------------------------------------------------------------------
Total                                   $   210,068 $     2,635   $   452,045 $    14,335   $   662,113 $    16,970
--------------------------------------------------------------------------------------------------------------------


                                                                    December 31, 2005
                                       -----------------------------------------------------------------------------
                                         Less than 12 months        12 months or more               Total
                                       ------------------------- ------------------------- -------------------------
                                          Fair      Unrealized       Fair     Unrealized       Fair     Unrealized
                                          Value       Losses         Value      Losses         Value      Losses
--------------------------------------------------------------------------------------------------------------------
Bonds:
U.S. Governments                        $    75,594 $       915   $    18,190 $       694   $    93,784 $     1,609
Special Revenue & Special Assessment
  Obligations and all Non-Guaranteed
  Obligations of Agencies and
  Authorities of Governments and Their
  Political Subdivisions                    109,600       1,751        21,969         895       131,569       2,646
Public Utilities (Unaffiliated)              22,653         545             -           -        22,653         545
Industrial & Miscellaneous
  (Unaffiliated)                            196,893       4,122        54,847       2,497       251,740       6,619
--------------------------------------------------------------------------------------------------------------------
Total Bonds                                 404,740       7,333        95,006       4,086       499,746      11,419
Preferred Stocks (Unaffiliated)               1,470         202         2,163         188         3,633         390
Common Stocks (Unaffiliated)                 35,732       1,485             -           -        35,732       1,485
--------------------------------------------------------------------------------------------------------------------
Total                                   $   441,942 $     9,020   $    97,169 $     4,274   $   539,111 $    13,294
--------------------------------------------------------------------------------------------------------------------

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



2.  Investments, (continued)

Bonds and Stocks, (continued)
The Company regularly reviews its investment portfolio for factors that may indicate that a decline in fair value of an investment is other than temporary. Based on an evaluation of the prospects of the issuers, including, but not limited to, the Company's intentions to sell or ability to hold the investments; the length of time and magnitude of the unrealized loss; and the credit ratings of the issuers of the investments in the above bonds, the Company has concluded that the declines in the fair values of the Company's investments in bonds at December 31, 2006 or 2005 are temporary.

For substantially all preferred stocks - unaffiliated and common stocks - unaffiliated securities with an unrealized loss greater than 12 months, such unrealized loss was less than 25% of the Company's carrying value of each preferred stock or common stock security. The Company considers various factors when considering if a decline in the fair value of a preferred stock and common stock security is other than temporary, including but not limited to, the length of time and magnitude of the unrealized loss; the volatility of the investment; analyst recommendations and price targets; opinions of the Company's investment managers; market liquidity; and the Company's intentions to sell or ability to hold the investments. Based on an evaluation of these factors, the Company has concluded that the declines in the fair values of the Company's investments in both unaffiliated preferred stocks and common stocks at December 31, 2006 or 2005 are temporary.

The Company's bond and short-term investment portfolios are predominantly comprised of investment grade securities. At December 31, 2006 and 2005, bonds totaling $44,053 and $50,488, respectively, (3.6% and 4.3%, respectively, of the total bond and short-term portfolios) are considered "below investment grade". Securities are classified as "below investment grade" by utilizing rating criteria established by the NAIC. During 2006 and 2005, the Company recorded realized losses for other than temporary impairments on bonds of $1,535 and $405, respectively.

The carrying value and fair value of bonds at December 31, 2006 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                               Book/Adjusted          Fair
                                                                              Carrying Value          Value
--------------------------------------------------------------------------------------------------------------------
Due in one year or less                                                      $        29,124    $        29,391
Due after one year through five years                                                245,619            252,517
Due after five years through ten years                                               502,037            499,674
Due after ten years                                                                  298,225            299,241
Bonds with multiple repayment dates                                                  147,220            150,137
--------------------------------------------------------------------------------------------------------------------
Total Bonds                                                                  $     1,222,225    $     1,230,960
====================================================================================================================

Bonds not due at a single maturity date have been included in the table above in the year of final maturity.

Sales of bond investments in 2006 and 2005 resulted in proceeds of $21,137 and $47,488, respectively, on which the Company realized gross gains of $587 and $1,539, respectively, and gross losses of $425 and $986, respectively.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


2.  Investments, (continued)

Mortgage Loans
The Company invests in mortgage loans collateralized principally by commercial real estate. The maximum and minimum lending rates for mortgage loans issued during 2006 are 6.98% and 5.85%, respectively. The maximum percentage of any one loan to the value of security at the time the loan was originated, exclusive of insured, guaranteed or purchase money mortgages, was 75% with the exception of two loans for which the portion exceeding 75% is admitted under investment "basket" provisions. The Company has not included taxes, assessments or other amounts advanced in mortgage loans at December 31, 2006 and 2005.

The Company's mortgage loans finance various types of commercial and multi-family residential properties throughout the United States. The geographic distributions of the mortgage loans at December 31, 2006 and 2005 are as follows:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
California                                                                       $        38,431  $        32,606
Texas                                                                                     24,894           30,860
Arizona                                                                                   23,275           20,289
Minnesota                                                                                 19,757           19,560
Oklahoma                                                                                  18,805           14,193
Washington                                                                                18,723           20,804
Oregon                                                                                    18,126           17,920
Utah                                                                                      17,414           10,797
Ohio                                                                                      17,393           16,960
All other states                                                                         132,616          133,542
--------------------------------------------------------------------------------------------------------------------
                                                                                 $       329,434  $       317,531
====================================================================================================================

At December 31, 2006 and 2005, the Company does not have any impaired mortgage loans or interest income on impaired mortgage loans. Interest income on impaired mortgage loans is generally recognized on a cash basis.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



2.  Investments, (continued)

Fair Value of Financial Instruments
The book/adjusted carrying value and fair value of financial instruments at December 31 are as follows:

                                                               2006                             2005
                                                 -------------------------------------------------------------------
                                                  Book/Adjusted                    Book/Adjusted
                                                  Carrying Value    Fair Value     Carrying Value    Fair Value
--------------------------------------------------------------------------------------------------------------------
Financial Assets:
    Bonds                                         $    1,222,225  $    1,230,960   $    1,167,300  $    1,190,485
    Preferred stocks - unaffiliated                        7,948           8,332            5,690           5,371
    Preferred stocks - affiliated                         20,000          20,000           22,500          22,500
    Common stocks - unaffiliated                         203,847         203,847          178,043         178,043
    Mortgage loans                                       329,434         327,800          317,531         328,590
    Cash and cash equivalents                             10,603          10,603           20,579          20,579
    Short-term investments - unaffiliated                 17,601          17,601           11,170          11,170
    Short-term investments - affiliated                        -               -            8,600           8,600
    Loans on insurance contracts                          57,737          57,737           60,082          60,082
    Other investments                                        962             962              752             752
    Accrued investment income                             19,361          19,361           18,246          18,246
    Assets related to separate accounts                1,273,171       1,273,171          886,986         886,986
Financial Liabilities:
    Deposit-type funds                            $      516,048  $      517,885   $      497,207  $      500,002
    Borrowed money - affiliates                           27,466          27,359                -               -
    Liabilities related to separate accounts           1,273,171       1,273,171          886,986         886,986
--------------------------------------------------------------------------------------------------------------------

3.  Income Taxes

The following are federal income taxes paid in the current and prior years that will be available for recoupment in the event of future losses:

          2006                     $    32,488
          2005                          21,263
          2004                          22,276

Federal income taxes incurred at December 31 consist of the following major components:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Current federal income taxes
Operations                                                                       $        18,107  $        15,505
Capital gains                                                                             12,626            6,077
--------------------------------------------------------------------------------------------------------------------
                                                                                          30,733           21,582
Change in net deferred income taxes                                                       (2,868)           1,437
--------------------------------------------------------------------------------------------------------------------
    Total federal income taxes incurred                                          $        27,865  $        23,019
====================================================================================================================


                                       20

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


3.  Income Taxes, (continued)

The difference between the U.S. federal income tax rate and the federal income taxes incurred at December 31 is summarized as follows:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Income before federal income taxes and realized capital gains                    $        54,144  $        55,377
Net realized capital gains before federal income taxes and
  transfers to IMR                                                                        30,732           20,195
--------------------------------------------------------------------------------------------------------------------
Total pretax income                                                                       84,876           75,572
Change in non-admitted assets                                                               (497)          (2,371)
Tax exempt income                                                                         (7,683)          (5,907)
Nondeductible expenses                                                                     5,337              614
Change in accounting principle                                                              (788)               -
Other                                                                                     (1,419)            (738)
--------------------------------------------------------------------------------------------------------------------
                                                                                          79,826           67,170
Statutory tax rate                                                                          0.35             0.35
--------------------------------------------------------------------------------------------------------------------
                                                                                          27,939           23,510
Addition of federal income tax reserve                                                       205                -
Tax credits                                                                                 (279)            (491)
--------------------------------------------------------------------------------------------------------------------
      Total federal income taxes incurred                                        $        27,865  $        23,019
====================================================================================================================

The items that give rise to deferred tax assets and liabilities at December 31 relate to the following:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Deferred tax assets:
Unrealized investment losses                                                     $         2,335  $         2,070
Deferred policy acquisition costs                                                          7,811            6,794
Future policy and contract benefits                                                        4,809            4,055
Policyowner dividends                                                                      3,591            3,668
Pension and postretirement benefits                                                        9,364            9,056
Non-admitted assets                                                                       11,059           10,885
Other                                                                                      1,548            1,417
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax assets                                                                 40,517           37,945
--------------------------------------------------------------------------------------------------------------------
Deferred tax liabilities:

Unrealized investment gains                                                               18,079           13,992
Other                                                                                      7,999            8,341
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax liabilities                                                            26,078           22,333
--------------------------------------------------------------------------------------------------------------------
Net deferred tax asset                                                                    14,439           15,612
Less:  non-admitted deferred tax assets                                                    3,008            4,441
--------------------------------------------------------------------------------------------------------------------
Net admitted deferred tax asset                                                  $        11,431  $        11,171
====================================================================================================================

Increase (decrease) in deferred tax assets non-admitted                          $        (1,433) $         4,441
====================================================================================================================

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


3.  Income Taxes, (continued)

The change in net deferred income taxes is comprised of the following:

                                                                          December 31
                                                                     2006             2005             Change
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax assets                                      $        40,517   $        37,945  $         2,572
Gross deferred tax liabilities                                          26,078            22,333            3,745
--------------------------------------------------------------------------------------------------------------------
Net deferred tax asset                                         $        14,439   $        15,612           (1,173)
==================================================================================================
Tax effect of unrealized gains                                                                              4,041
                                                                                                 -------------------
Change in net deferred income tax                                                                 $         2,868
                                                                                                 ===================

                                                                          December 31
                                                                     2005             2004             Change
--------------------------------------------------------------------------------------------------------------------
Gross deferred tax assets                                      $        37,945   $        38,479  $          (534)
Gross deferred tax liabilities                                          22,333            32,463          (10,130)
--------------------------------------------------------------------------------------------------------------------
Net deferred tax asset                                         $        15,612   $         6,016            9,596
==================================================================================================
Tax effect of unrealized gains                                                                            (11,033)
                                                                                                 -------------------
Change in net deferred income tax                                                                 $        (1,437)
                                                                                                 ===================

The Company files income tax returns with the Internal Revenue Service and various state tax jurisdictions. From time to time, the Company is subject to routine audits by those agencies and those audits may result in proposed adjustments. The Company has considered the alternative interpretations that may be assumed by the various taxing agencies and believes its positions taken regarding its filings are valid. Based upon review of the Company's tax contingencies, the reserve held for tax related contingencies was increased by $205 in 2006.

4.  Information Concerning Parent, Subsidiaries and Affiliates

With the AMAL dissolution into the Company as of September 30, 2006, included in the book/adjusted carry value of AMAL was $21,711 of goodwill, which was released at that time. The Company received assets totaling $2,766 and liabilities of $40,856 (including $29,825 as disclosed in Note 5 - Borrowed Money and $10,000 related to a note with the Company, which was subsequently retired upon the dissolution).

On December 29, 2006, TAG was dissolved into the Company. Upon dissolution the Company received consideration in the amount of $807 resulting in no realized capital gain or loss.

During 2002, AMAL entered into an unsecured loan agreement to borrow up to $15,000 from its parents. The note came due August 13, 2004 and at that time, the maturity date of the promissory note was amended to be August 11, 2005. During 2005, a new promissory note was issued with a maturity date of August 10, 2006. The note was paid off during 2006. The note carried an interest rate of LIBOR plus 0.625% (4.965% at December 31, 2005). Included in short-term investments - affiliated was $8,600 that represents the amount due to the Company from AMAL at December 31, 2005.

On January 30, 2003, the Company purchased 520,562 shares of common stock from AFSB valued on that date for $10,000. During 2005, the Company made additional contributions of $1,479 as paid in capital to AFSB.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


4.  Information Concerning Parent, Subsidiaries and Affiliates, (continued)

On December 20, 1999, the Company purchased $25,000 of redeemable preferred stock from Acacia Life. The stock, which pays dividends in an amount per annum equal to 6.66% in 2006 and 2005, and is non-voting, provides for redemption beginning in 2005 with final redemption on or by January 1, 2015. On June 1, 2006 and 2005, the Company redeemed 100,000 shares at $2,500.

In 2003, the Company received $2,452 in bonds and related accrued interest as of November 30, 2003 in payment of a $2,500 dividend declared by Pathmark Administrators, Inc. The remaining $48 was paid in cash. The bonds were transferred at fair value with the Company recording a deferred gain of $120 to be amortized over the life of the bonds.

On December 30, 2005, Veritas Corp. was dissolved into the Company. Upon dissolution, the Company received consideration in the amount of $159 resulting in a realized capital gain of $23.

AVLIC, an affiliate, has a variable insurance trust (VIT). The Company offers, in conjunction with FALIC and AVLIC, the VIT as an investment option to policyowners through their separate accounts. The Company had separate account investments of $1,892 and $1,899 in the VIT as of December 31, 2006 and 2005, respectively. Affiliates of the Company provide investment advisory and administrative services to the VIT on a fee basis.

The Company offers mutual funds of Calvert Variable Series, Inc. (CVS) and Summit Investment Partners, Inc. (SIP), affiliates, to policyowners through the separate accounts. Separate account investments in the mutual funds offered through CVS and SIP were $100,986 and 73,329 as of December 31, 2006 and 2005, respectively.

The Company had short-term investments of $409 and $1,892 in mutual funds of an affiliate at December 31, 2006 and 2005, respectively, included in short-term investments - unaffiliated.

The Company reported the following amounts due from (to) the below listed affiliates. The terms of the intercompany agreements require that these amounts be settled within 30 days.

                                                       Receivable (Payable)
------------------------------------------------------------------------------
Ameritas Holding Company                           $           (62)
Union Central Life Insurance Company                           628
Ameritas Variable Life Insurance Company                     3,850
First Ameritas Life Insurance Corp. of New York                182
Pathmark Administrators Inc.                                  (174)
Ameritas Investment Corp.                                    1,192
Ameritas Investment Advisors, Inc.                             104
Acacia Life Insurance Company                                3,039
Acacia Federal Savings Bank                                     35
Calvert Group, LTD                                              18
Summit Investment Partners, Inc.                                14
------------------------------------------------------------------------------

The Company has entered into a guarantee agreement with AVLIC, whereby the Company guarantees the full, complete and absolute performance of all duties and obligations of this company.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



4.  Information Concerning Parent, Subsidiaries and Affiliates, (continued)

The Company provides technical, financial, legal and marketing support to its affiliates under various administrative service and cost-sharing agreements. Included in miscellaneous income is $2,754 and $17,422 received under administrative service agreements for the years ended December 31, 2006 and 2005, respectively. Reimbursements of $24,378 and $1,486 for the years ended December 31, 2006 and 2005 related to cost-sharing agreements with affiliates have been recorded as a reduction in general insurance expenses. In addition, the Company receives investment advisory services from an affiliate. Costs related to this agreement, included as an investment expense and reducing net investment income, totaled $1,657 and $1,609 for the years ended December 31, 2006 and 2005, respectively.

5.  Borrowed Money

Effective September 1, 2006 the Company has an outstanding liability for borrowed money in the amount of $29,825 payable to two affiliates, Acacia Life and AFCO. These notes were issued by a 100% owned subsidiary, AMAL, during the repurchase of its outstanding common stock from Acacia Life and AFCO. These notes are payable in twelve equal quarterly installments beginning on December 1, 2006 with the final installment due on September 1, 2009. The notes carry a fixed interest rate of 5.56% based on the Bloomberg Fair Value 3-year Single "A" U.S. Insurer Index plus 0.020%. The Company may not prepay the notes in whole or in part at any time prior to the maturity date. There are no collateral requirements associated with these notes.

6.  Benefit Plans

Defined Benefit Plan
The Company participates in a non-contributory defined benefit plan (the Plan or the Pension Plan) sponsored by AHC. The Plan was formerly sponsored by the Company as a non-contributory defined benefit pension plan (Ameritas Plan) covering substantially all employees of the Company. During 2000, the Ameritas Plan was merged with the Acacia Retirement Plan (Acacia Plan), sponsored by Acacia.

Upon the merger of the Ameritas and Acacia Plans, accumulated benefits of the Plan were frozen, and AHC became the Plan sponsor. Accordingly, the Company's prepaid benefit cost was transferred to AHC, and the Company holds a pre-funded pension expense receivable, due from AHC. During 2006 and 2005, the Company paid $5,000 and $15,650, respectively to AHC which in turn contributed the money to the Plan. The balance of the prefunded pension expense receivable was $12,085 and $10,620 at December 31, 2006 and 2005, respectively, and is a non-admitted asset.

While their pension plans were merged, the separate benefit formulas of the Ameritas Plan and Acacia Plan still exist within the Plan and are used to determine the amount of Plan expense to allocate from AHC to the participating companies. The Company incurred pension expense of $3,447 and $14,041 in 2006 and 2005, respectively, for its participation in the Plan.

The Plan's assets include investments in a deposit administration contract with the Company and investments in two pension separate accounts of the Company, Ameritas Retirement Equity Account and Ameritas Separate Account D. The carrying value of the assets of the Plan invested in the Company and its separate accounts were approximately $98,000 and $90,000 at December 31, 2006 and 2005, respectively. A portion of the separate accounts' assets are invested in mutual funds which are advised by an affiliate of Acacia Life.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


6.  Benefit Plans, (continued)

Defined Contribution Plans
The Company's employees and agents participate in defined contribution plans sponsored by AHC that cover substantially all full-time employees and agents. Company matching contributions under the defined contribution plan range from 0.5% to 3% of the participant's compensation. In addition, for eligible employees who are not Pension Plan participants, the Company makes a contribution of 6% of the participant's compensation for those employees hired prior to January 1, 2006 and 5% of the participant's compensation for those hired after January 1, 2006. Contributions by the Company to the employee and agents defined contribution plans were $3,410 and $3,383 in 2006 and 2005, respectively.

The defined contribution plans' assets also include investments in a deposit administration contract with the Company and investments in two pension separate accounts of the Company, the Ameritas Retirement Equity Account and Ameritas Separate Account D. The carrying value of the assets of the Plan invested in the Company and its separate accounts were approximately $207,500 and $184,000 at December 31, 2006 and 2005, respectively. A portion of the separate accounts' assets are invested in mutual funds which are advised by an affiliate of Acacia Life.

Postretirement Benefit Plans
The Company provides certain health care benefits to retired employees who were hired prior to January 1, 2005. For associates eligible to retire at January 1, 2000, these benefits are a specified percentage of premium until age 65 and a flat dollar amount thereafter. For associates eligible for retirement after January 1, 2000, benefits will be provided until the associate becomes eligible for Medicare. Employees become eligible for these benefits upon the attainment of age 55, 15 years of service and participation in the Company's medical plan for the immediately preceding five years.

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act) became law. The Act introduces a prescription drug benefit under Medicare (Medicare Part D) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. The postretirement benefit obligation and net periodic postretirement benefit cost in the financial statements and accompanying notes do reflect the effects of the Act on the Plan.

In May 2004, additional guidance became available to specific companies who elected deferral and were able to determine if their plans are actuarially equivalent to recognize the impact of the Act no later than the first annual reporting period beginning after June 15, 2004. In January 2005, the Center for Medicare and Medicaid Services issued the final regulations for the Act including the determination of actuarial equivalence. The Company has determined that its plans are actuarially equivalent. The Company qualified for and elected to receive the 28% federal subsidy on allowable gross prescription drug costs of qualified retirees. The Company received subsidy payments of $47 in 2006. The Company did not receive any subsidy payments in 2005. The Company has determined that the effects of the subsidy are immaterial on the results of statutory operations or statutory statements of admitted assets, liabilities and surplus of the Company. The measures of benefit obligations and net periodic pension cost reflect effects of the Act.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


6.  Benefit Plans, (continued)

Postretirement Benefit Plans, (continued)
The following tables provide a reconciliation of the changes in the postretirement benefit obligations and fair value of assets for the years ended December 31, 2006 and 2005, and a statement of the funded status as of the December 31 measurement date of both years:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Reconciliation in benefit obligation
    Benefit obligation at beginning of year                                      $         5,558  $         6,693
    Transfer of obligation from dissolution of AMAL                                          106                -
    Service cost                                                                              69               57
    Interest cost                                                                            331              315
    Actuarial (gain) or loss                                                               1,164           (1,279)
    Special termination benefits                                                               -               81
    Federal subsidy receipts                                                                  47                -
    Benefits paid                                                                           (772)            (309)
--------------------------------------------------------------------------------------------------------------------
    Benefit obligation at end of year                                            $         6,503  $         5,558
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Reconciliation of fair value of plan assets
    Fair value of plan assets at beginning of year                               $         2,754  $         2,557
    Transfer of plan assets from dissolution of AMAL                                         156                -
    Actual return on plan assets                                                             147              131
    Employer contributions                                                                   401              303
    Benefits paid                                                                           (663)            (237)
--------------------------------------------------------------------------------------------------------------------
    Fair value of plan assets at end of year                                     $         2,795  $         2,754
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Funded status
    Funded status at end of year                                                 $        (3,708) $        (2,804)
    Unrecognized net actuarial loss                                                        3,009            1,995
    Unrecognized prior service cost                                                           (1)              (1)
--------------------------------------------------------------------------------------------------------------------
    Accrued benefit cost                                                         $          (700) $          (810)
--------------------------------------------------------------------------------------------------------------------

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


6.  Benefit Plans, (continued)

Postretirement Benefit Plans, (continued)
The amount of the postretirement obligation for nonvested employees was $849 and $512 at December 31, 2006 and 2005, respectively.

Periodic postretirement medical expense included the following components:
                                                                                      Years Ended December 31
--------------------------------------------------------------------------------------------------------------------
                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Service cost                                                                     $            69  $            57
Interest cost                                                                                331              315
Expected return on plan assets                                                              (156)            (139)
Early retirement one-time cost                                                                 -               81
Amortization of net loss                                                                     175              176
--------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost                                                        $           419  $           490
--------------------------------------------------------------------------------------------------------------------

Plan assets are invested in 100% fixed income investments. The expected rate of return on these investments is 6%. The Company expects to contribute $520 to its postretirement benefits plans and 401(h) account in 2007.

Estimated Future Benefit Payments
The following net benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

                                                             Expected Net
    Fiscal Year                                            Benefit Payments
--------------------------------------------------------------------------------
    2007                                                $          763
    2008                                                           774
    2009                                                           778
    2010                                                           773
    2011                                                           756
    2012 - 2016                                                  3,430
--------------------------------------------------------------------------------

The assumptions used in the measurement of the postretirement benefit obligations are:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Weighted-average assumptions as of December 31
Discount rate                                                                          6.00%            5.75%
Expected long term rate of return on plan assets                                       6.00%            6.00%
--------------------------------------------------------------------------------------------------------------------

                                       27

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


6.  Benefit Plans, (continued)

Estimated Future Benefit Payments, (continued)
The assumptions used to determine net periodic post retirement benefit costs are:
                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Weighted-average assumptions as of December 31
Discount rate                                                                          5.75%            6.00%
Expected long term rate of return on plan assets                                       6.00%            6.00%
--------------------------------------------------------------------------------------------------------------------

The assumed health care cost trend rates as of December 31 were:
                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Healthcare Cost Trend Rate Assumed for Next Year                                       9.0%             7.0%
Rate to which the Cost Trend Rate is Assumed to Decline (Ultimate Trend Rate)          5.0%             5.0%
Year the Rate Reaches the Ultimate Trend Rate                                          2011             2008
--------------------------------------------------------------------------------------------------------------------

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in health care trend rates would have the following effects:

--------------------------------------------------------------------------------------------------------------------
                                                                                   1% increase      1% decrease
--------------------------------------------------------------------------------------------------------------------
Effect on total of service and interest cost components of net                        $     45         $    (40)
periodic postretirement health care benefit cost

Effect on the health care component of the accumulated
postretirement benefit obligation                                                     $    625         $   (569)
--------------------------------------------------------------------------------------------------------------------

Other Plans
Separate supplemental retirement agreements totaled $11,696 and $10,596 included in other liabilities at December 31, 2006 and 2005, respectively, cover certain active and retired employees. These plans are unfunded.

7. Dividend Restrictions and Surplus

The Company is subject to regulation by the Insurance Department of the State of Nebraska, which restricts the advancement of funds to parent and affiliated companies as well as the amount of dividends that may be paid without prior approval. No dividends to parent or affiliated companies were paid in the current or prior year.

Unassigned surplus represents the undistributed and unappropriated amount of surplus at the statement date. The cumulative effect related to the portion of unassigned surplus represented or reduced by each of the following items as of December 31:

                                                                                      2006              2005
 -------------------------------------------------------------------------------------------------------------------
 Unrealized gains on investments, net of taxes                                   $        63,558  $        69,648
   of $18,002 and $13,961
 Nonadmitted asset values                                                                (35,483)         (34,102)
 Asset valuation reserves                                                                (60,281)         (68,064)
 -------------------------------------------------------------------------------------------------------------------

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


8.  Commitments and Contingencies

As a condition of doing business, all states and jurisdictions have adopted laws requiring membership in life and health insurance guaranty funds. Member companies are subject to assessments each year based on life, health or annuity premiums collected in the state. In some states these assessments may be applied against premium taxes. The Company estimated its cost related to past insolvencies and has provided a reserve included in other liabilities of $456 and $492 as of December 31, 2006 and 2005, respectively, and estimated recoveries from premium taxes included in data processing and other admitted assets of $382 and $402 as of December 31, 2006 and 2005, respectively.

From time to time the Company is involved in pending and threatened litigation in the normal course of business in which claims for monetary damages are asserted. In the opinion of management, the ultimate liability, if any, arising from such pending or threatened litigation is not expected to have a material effect on the results of operations, liquidity or financial position of the Company.

Securities commitments of $20,990 and $33,136 and mortgage loan and real estate commitments of $26,375 and $7,963 were outstanding for investments to be purchased in subsequent years as of December 31, 2006 and 2005, respectively. Low income housing tax credit property investment commitments were $139 as of December 31, 2006. These commitments have been made in the normal course of business and are not reflected in the accompanying financial statements. The Company's exposure to credit loss is represented by the contractual notional amount of these commitments. The Company uses the same credit policies and collateral requirements in making commitments and conditional obligations as it does for on-balance sheet instruments.

Companies operating in the insurance and financial services markets have come under the scrutiny of regulators with respect to market conduct and compliance issues. Under certain circumstances, companies have been held responsible for providing incomplete or misleading sales materials and for replacing existing policies with policies that were less advantageous to the policyowner. The Company monitors its sales materials and enforces compliance procedures to mitigate any exposure to potential litigation. The Company and its life insurance subsidiaries are members of the Insurance Marketplace Standards Association, an organization which advocates ethical market conduct.

The Company has a $15,000 unsecured line of credit available at December 31, 2006. No balance was outstanding at any time during 2006 or 2005. The line of credit expires May 31, 2007.

The Company engages in securities lending transactions to generate additional income. The program is administered by an authorized financial institution and requires the borrower to provide collateral, primarily consisting of cash and government securities, on a daily basis, in amounts equal or exceeding 102% of the fair value of the loaned securities. The Company maintains effective control over all loaned securities and, therefore, continues to report such securities as bonds and common stocks in the statutory statements of admitted assets, liabilities, and surplus. Bonds and common stocks loaned as of December 31, 2006 were $23,626 and $5,414, respectively. The fair value of cash collateral held was $29,428 as of December 31, 2006. There was no non-cash collateral on deposit at December 31, 2006.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


9.  Gain or Loss to the Reporting Entity from Uninsured Accident and Health
Plans

ASO Plans
The gain from operations from administrative services only (ASO) uninsured plans is as follows for the year ended December 31:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Net reimbursement for administrative expenses (including                         $         3,793  $         3,602
  administrative fees) in excess of actual expenses
Total net other income (expense) (including interest paid to
  or received from ASO uninsured plans)                                                        -                -
--------------------------------------------------------------------------------------------------------------------
Net gain from operations                                                         $         3,793  $         3,602
--------------------------------------------------------------------------------------------------------------------
Total claim payment volume                                                       $        65,044  $        55,611
--------------------------------------------------------------------------------------------------------------------

ASC Plans
The gain from operations from administrative services contract (ASC) uninsured plans is as follows for the year ended December 31:
                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Gross reimbursement for medical cost incurred                                    $           430  $           380
Other income or expenses (including interest paid to or
  received from plans)                                                                        27               24
Gross expenses incurred (claims and administrative)                                          452              399
--------------------------------------------------------------------------------------------------------------------
Net gain from operations                                                         $             5  $             5
====================================================================================================================

10.  Direct Premiums Written

The Company has one third party administrator, HealthPlan Services, Inc., for which direct premiums written exceed 5% of total surplus. This administrator writes group accident and health business, does not have an exclusive contract, and has been granted the authority for underwriting, premium collection, and binding authority. The total amount of direct premiums written is $36,965 and $36,020 for the years ended December 31, 2006 and 2005, respectively. The Company did not have any other third party administrators or any managing general agents that exceeded 5% of total surplus for direct written premiums during these periods.

11.  Other Items

Troubled Debt Restructuring
The Company has several long-term bond holdings with restructured terms. The carrying value as of December 31, 2006 and 2005, has been written down to $0 and $104, respectively, whereby the Company recorded no realized capital losses. The Company incurred no amount of commitments to lend additional funds to debtors owing receivables whose terms have been modified in troubled debt restructuring. The Company's income recognition policy for interest income on an impaired loan is the cash basis/cost recovery method.

Securities on Deposit
Securities with a book/adjusted carrying value of $6,700 and $6,692 at December 31, 2006 and 2005, respectively, were on deposit with government agencies as required by law in various jurisdictions in which the Company conducts business.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



11.  Other Items, (continued)

Uncollectibility of Assets
The Company had admitted assets of $995 and $1,017 at December 31, 2006 and 2005, respectively, in accounts receivable for uninsured plans and included with data processing and other admitted assets on the statutory statements of admitted assets, liabilities and surplus. The Company routinely assesses the collectibility of these receivables. Based upon Company experience, less than 1% of the balance may become uncollectible and the potential loss is not material to the Company's financial condition.

Participating Contracts
Effective October 1, 1998 (the Effective Date) the Company formed a closed block (the Closed Block) of policies, under an arrangement approved by the Insurance Department of the State of Nebraska, to provide for dividends on policies that were in force on the Effective Date and which were within the classes of individual policies for which the Company had a dividend scale in effect on the Effective Date. The Closed Block was designed to give reasonable assurance to owners of affected policies that the assets will be available to support such policies including maintaining dividend scales in effect at the Effective Date, if the experience underlying such scales continues. The assets, including revenue thereon, will accrue solely to the benefit of the owners of policies included in the block until the block is no longer in effect.

12.  Reinsurance

Amounts recoverable from reinsurers are estimated based upon assumptions consistent with those used in establishing the liabilities related to the underlying reinsured contracts. Management believes the recoverables are appropriately established. The Company conducts reinsurance business with FALIC, AVLIC, and other non-affiliated companies.

Following is a summary of the transactions through reinsurance operations:

                                                                                      Years Ended December 31
                                                                                ------------------------------------
                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Premiums Income:
  Assumed (related party $6,572 and $6,807 in 2006 and 2005)                     $        77,855  $        84,658
  Ceded                                                                                   18,406           18,151
Benefits To Policyowners:
  Assumed (related party $5,119 and $2,825 in 2006 and 2005)                              60,029           57,222
  Ceded                                                                                   11,436            6,027
Policy Reserves:
  Assumed (related party $2,247 and $2,051 in 2006 and 2005)                               3,728            3,419
  Ceded                                                                                   54,689           47,422
--------------------------------------------------------------------------------------------------------------------

The Company is not relieved of its primary liability in the event that a reinsurer is unable to meet the obligations ceded under a reinsurance agreement.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)


13.  Changes in Unpaid Claims and Claim Adjustment Expenses

The change in the liability for unpaid accident and health claims and claim adjustment expenses which is reported within reserves for unpaid claims is summarized as follows:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Balance at January 1                                                             $        30,599  $        28,215
Less reinsurance recoveries                                                               (9,929)          (9,835)
--------------------------------------------------------------------------------------------------------------------
Net balance at January 1                                                                  20,670           18,380
--------------------------------------------------------------------------------------------------------------------

Incurred related to:
    Current year                                                                         280,572          252,232
    Prior year                                                                            (3,739)          (4,634)
--------------------------------------------------------------------------------------------------------------------
        Total incurred                                                                   276,833          247,598
--------------------------------------------------------------------------------------------------------------------

Paid related to:
    Current year                                                                         257,528          231,562
    Prior year                                                                            16,931           13,746
--------------------------------------------------------------------------------------------------------------------
        Total paid                                                                       274,459          245,308
--------------------------------------------------------------------------------------------------------------------

Net balance at December 31                                                                23,044           20,670
Plus reinsurance recoveries                                                                8,776            9,929
--------------------------------------------------------------------------------------------------------------------
Total reserve for unpaid claims                                                  $        31,820  $        30,599
====================================================================================================================

As a result of favorable settlement of prior years' estimated claims, the provision for claims and claim adjustment expenses decreased by $3,739 and $4,634 for the years ended December 31, 2006 and 2005, respectively.

The Company paid assumed reinsurance claims of $55,422 and $54,530, and incurred assumed reinsurance claims of $54,919 and $54,405 for the years ended December 31, 2006 and 2005, respectively.

The Company paid ceded reinsurance claims of $598 and $661, and incurred ceded reinsurance claims of $601 and $652 for the years ended December 31, 2006 and 2005, respectively.

14.  Policy Reserves

The Company waives deduction of deferred fractional premiums due upon death of the insured except on those policies issued prior to April 1, 1962, which are paid by preauthorized check. The Company returns any portion of the final premium beyond the date of death when policy provisions call for such a refund. The Company has policy series which do call for a refund of premium and which do not call for a refund. Surrender values are not provided in excess of legally computed reserves.

Additional premiums are charged for policies issued on substandard lives according to underwriting classification. For policies issued prior to March 1986, the mean reserves are based on appropriate multiples of standard rates of mortality. For policies issued March 1986 and later, the substandard mean reserve for this class of business is one-half the gross extra premium.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



14.  Policy Reserves, (continued)

As of December 31, 2006 and 2005, respectively, the Company had $1,594,245 and $1,667,120 of insurance in force for which the gross premiums are less than the net premiums according to the standard valuation set by the Insurance Department of the State of Nebraska. Reserves to cover the above insurance totaled $8,685 and $8,693 at December 31, 2006 and 2005, respectively.

15. Analysis of Annuity Reserves and Deposit-type Funds by Withdrawal Characteristics

Withdrawal characteristics of annuity reserves and deposit-type funds at December 31 are as follows:

                                                                                               2006
                                                                                ------------------------------------
                                                                                     Amount          % of Total
--------------------------------------------------------------------------------------------------------------------
Subject to discretionary withdrawal:
  With fair value adjustment                                                     $       437,643         24.7%
  At book value less current surrender charge of 5% or more                                  997          0.1%
  At fair value                                                                          792,670         44.8%
--------------------------------------------------------------------------------------------------------------------
Total with adjustment or at fair value                                                 1,231,310         69.6%
  At book value without adjustment  (minimal or no charge)                               471,234         26.6%
Not subject to discretionary withdrawal                                                   66,586          3.8%
--------------------------------------------------------------------------------------------------------------------
Total gross and net                                                              $     1,769,130        100.0%
====================================================================================================================

                                                                                               2005
                                                                                ------------------------------------
                                                                                     Amount          % of Total
--------------------------------------------------------------------------------------------------------------------
Subject to discretionary withdrawal:
  With fair value adjustment                                                     $       420,996         29.9%
  At book value less current surrender charge of 5% or more                                1,283          0.1%
  At fair value                                                                          665,600         47.3%
--------------------------------------------------------------------------------------------------------------------
Total with adjustment or at fair value                                                 1,087,879         77.3%
  At book value without adjustment  (minimal or no charge)                               249,487         17.7%
Not subject to discretionary withdrawal                                                   69,768          5.0%
--------------------------------------------------------------------------------------------------------------------
Total gross and net                                                              $     1,407,134        100.0%
====================================================================================================================

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



15. Analysis of Annuity Reserves and Deposit-type Funds by Withdrawal Characteristics, (continued)

The following information is obtained from the applicable Exhibit in the Company's December 31 Annual Statement and related Separate Accounts Annual Statement, both of which are filed with the Insurance Department of the State of Nebraska, and is provided to reconcile annuity reserves and deposit-type funds to amounts reported in the statutory statements of admitted assets, liabilities and surplus as of December 31:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Life and Accident and Health Annual Statement:
Exhibit 5, Annuities Section, Total (net)                                        $       103,630  $       119,071
Exhibit 5, Supplementary Contracts with Life Contingencies Section, Total (net)           10,218            9,337
Exhibit 7, Deposit-Type Contracts, Line 14, Column 1                                     516,048          497,207
--------------------------------------------------------------------------------------------------------------------
                                                                                         629,896          625,615
Separate Accounts Annual Statement:
Exhibit 3, Line 0299999, Column 2                                                        346,564          115,919
Page 3, Line 2, Column 3                                                                 792,670          665,600
--------------------------------------------------------------------------------------------------------------------
Total                                                                            $     1,769,130  $     1,407,134
====================================================================================================================

16.  Premium and Annuity Considerations Deferred and Uncollected

Deferred and uncollected life insurance premiums and annuity considerations as of December 31 are as follows:

                                                            2006                               2005
                                            ------------------------------------------------------------------------
                    Type                          Gross         Net of Loading        Gross        Net of Loading
--------------------------------------------------------------------------------------------------------------------
Ordinary new business                        $            71   $            60   $           345  $           195
Ordinary renewal                                       5,221             4,785             5,011            8,213
--------------------------------------------------------------------------------------------------------------------
Totals                                       $         5,292   $         4,845   $         5,356  $         8,408
====================================================================================================================

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



17.  Separate Accounts

Information regarding the nonguaranteed separate accounts of the Company is as follows:

                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
For the years ended December 31:
    Premiums, considerations or deposits                                         $       394,921  $       405,188
--------------------------------------------------------------------------------------------------------------------

At December 31:
Reserves by valuation basis
    Fair value                                                                   $     1,273,171  $       886,986
====================================================================================================================

Reserves by withdrawal characteristic:
Subject to discretionary withdrawal
    At fair value                                                                $       792,670  $       665,600
    At book value without adjustment (minimal or no charge)                              480,501          221,386
--------------------------------------------------------------------------------------------------------------------
    Total                                                                        $     1,273,171  $       886,986
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------
Reconciliation of net transfers to (from) separate accounts at December 31:
Transfers as reported in the statutory statement of operations of the separate accounts annual statement:
    Transfers to separate accounts                                               $       248,379  $        56,416
    Transfers from separate accounts                                                     (33,985)         (21,906)
--------------------------------------------------------------------------------------------------------------------
    Net transfers to separate accounts                                                   214,394           34,510
--------------------------------------------------------------------------------------------------------------------
Net transfers as reported in the statutory statements of operations              $       214,394  $        34,510
  of the Company (included in change in policy reserves)
====================================================================================================================

18.  EDP Equipment and Software

Electronic data processing ("EDP") equipment and operating and nonoperating software consisted of the following at December 31:
                                                                                      2006              2005
--------------------------------------------------------------------------------------------------------------------
Electronic data processing equipment                                             $        12,156  $        14,430
Operating system software                                                                  3,198            2,432
Nonoperating system software                                                              13,673           13,077
--------------------------------------------------------------------------------------------------------------------
    Subtotal                                                                              29,027           29,939
Accumulated depreciation                                                                 (25,605)         (26,046)
--------------------------------------------------------------------------------------------------------------------
Balance, net                                                                     $         3,422  $         3,893
====================================================================================================================

EDP equipment and operating software included in data processing and other admitted assets are $2,419 and $2,108 at December 31, 2006 and 2005, respectively.

Depreciation expense related to EDP equipment and operating and nonoperating software totaled $2,956 and $3,413 for the year ended December 31, 2006 and 2005, respectively.

AMERITAS LIFE INSURANCE CORP.

NOTES TO THE STATUTORY FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005
(in thousands)



19. Reconciliation of Statutory Net Income and Surplus to GAAP Net Income and Equity

As described in Note 1, the Company has prepared these financial statements in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska. These practices differ from accounting principles generally accepted in the United States of America (GAAP). The following tables reconcile statutory net income to GAAP net income and statutory surplus to GAAP equity.

                                                                        2006             2005
---------------------------------------------------------------------------------------------------
Statutory net income as reported                                $        54,214  $        52,690
Insurance reserves                                                        3,134            1,653
Deferred policy acquisition costs                                         6,369             (842)
Deferred income taxes and other tax reclassifications                    (1,246)          19,691
Statutory investment reserves                                              (253)           1,228
Earnings of subsidiaries                                                 24,830           14,485
Other                                                                       403             (837)
---------------------------------------------------------------------------------------------------
GAAP net income                                                 $        87,451  $        88,068
===================================================================================================

                                                                     2006              2005
---------------------------------------------------------------------------------------------------
Statutory surplus as reported                                   $       814,236  $       757,631
Insurance reserves                                                       (8,134)          (6,218)
Deferred policy acquisition costs                                        57,301           49,890
Deferred income taxes                                                   (27,876)         (26,847)
Valuation of investments                                                 (6,837)           1,639
Statutory investment reserves                                            62,763           70,800
Subsidiary equity                                                        70,290           33,141
Statutory non-admitted assets                                            35,483           35,541
Other                                                                     5,718             (539)
---------------------------------------------------------------------------------------------------
GAAP equity                                                     $     1,002,944  $       915,038
===================================================================================================


20.  Subsequent Event

In November 2006, the Company's Board of Directors approved a plan of merger with its 100% owned subsidiary, AVLIC, a Nebraska domiciled life and accident and health insurance company, pending various approvals. The Company received approval of the merger from the Insurance Department of the State of Nebraska. The Company will account for this transaction as a statutory merger under Statement of Statutory Principles No. 68 - Business Combinations and Goodwill. The surviving company will be named Ameritas Life Insurance Corp. with no shares of stock to be issued. The merger has an effective date of May 1, 2007. The Company does not expect this transaction to have a material effect on its financial condition or unassigned surplus funds.